Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	media@sprouts.com
(602) 682-1584
susannahlivingston@sprouts.com

Sprouts Farmers Market, Inc. Reports Fourth Quarter and Full Year 2022 Results

PHOENIX, Ariz. – (Globe Newswire) – March 2, 2023 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week fourth quarter and 52-week year ending January 1, 2023.

"We are pleased with our strong fourth-quarter results, closing out the year with double-digit earnings per share growth," said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "These solid trends reflect the resilience of healthy, natural and organic food, and give us confidence in our future business. I want to thank the entire team for driving these results in the face of a challenging year, and for living our values daily."

Fourth Quarter Highlights:

•
Net sales totaled $1.6 billion; a 6% increase from the same period in 2021
•
Comparable store sales growth of 2.9%
•
Diluted earnings per share of $0.42; compared to diluted earnings per share of $0.32 in the same period in 2021
•
Opened 7 new stores

Fiscal Year 2022 Highlights:

•
Net sales totaled $6.4 billion; a 5% increase from 2021
•
Comparable store sales growth of 2.2%
•
Diluted earnings per share of $2.39; compared to diluted earnings per share of $2.10 in 2021
•
Opened 16 new stores, resulting in 386 stores in 23 states as of January 1, 2023

Leverage and Liquidity in 2022:

•
Ended the quarter with $293 million in cash and cash equivalents and a $250 million balance on its $700 million revolving credit facility
•
Repurchased 6.9 million shares of common stock for a total investment of $200 million
•
Generated cash from operations of $371 million and invested $112 million in capital expenditures, net of landlord reimbursement

First Quarter and Full Year 2023 Outlook:

"While we recognize the near-term economic environment is difficult to predict, the stability of our recent sales is encouraging," said Chip Molloy, chief financial officer of Sprouts Farmers Market. "We are optimistic about our ongoing cash generation and our ability to invest in our business for growth. During 2023, we expect to open 30 new stores. Additionally, as part of a recent real estate portfolio review, we expect to close 11 stores. The closing stores, on average, are approximately 30% larger than our current prototype and are underperforming financially.”

The following provides information on our full-year 2023 outlook:

•
Net sales growth: 4% to 6%
•
Comparable store sales growth: low single digits
•
Adjusted EBIT: $355M to $370M
•
Effective Tax rate: approximately 26%
•
Adjusted diluted earnings per share: $2.41 to $2.53
•
Unit growth: 30 new stores, closing 11 stores
•
Capital expenditures (net of landlord reimbursements):$210M to $230M

The following provides information on our first quarter 2023 outlook:

•
Comparable store sales growth: 1.5%-2.5%
•
Adjusted diluted earnings per share: $0.83 to $0.87

Fourth Quarter and Full Year 2022 Conference Call

Sprouts will hold a conference call at 10 a.m. Eastern Standard Time on Thursday, March 2, 2023, during which Sprouts executives will further discuss fourth quarter and fiscal year 2022 financial results.

A webcast of the conference call will be available through Sprouts’ investor relations webpage located at investors.sprouts.com. Participants should register on the website approximately ten minutes prior to the start of the webcast.

A webcast replay will be available at approximately 2:00 p.m. Eastern Standard Time on March 2, 2023. This can be accessed with the following link.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; the current inflationary environment and future potential inflationary and/or deflationary trends; the impact of the COVID-19 pandemic; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the largest and fastest growing specialty retailers of fresh, natural and organic food in the United States, Sprouts employs approximately 31,000 team members and operates approximately 380 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Net sales	$1,576,554	$1,492,796	$6,404,223	$6,099,869
Cost of sales	1,003,745	959,568	4,055,659	3,890,657
Gross profit	572,809	533,228	2,348,564	2,209,212
Selling, general and administrative expenses	472,795	448,707	1,855,649	1,748,205
Depreciation and amortization (exclusive of depreciation included in cost of sales)	30,153	30,222	123,530	122,258
Store closure and other costs, net	7,991	2,916	11,025	4,673
Income from operations	61,870	51,383	358,360	334,076
Interest expense, net	1,399	2,844	9,047	11,684
Income before income taxes	60,471	48,539	349,313	322,392
Income tax provision	15,351	12,311	88,149	78,235
Net income	$45,120	$36,228	$261,164	$244,157
Net income per share:
Basic	$0.43	$0.32	$2.41	$2.12
Diluted	$0.42	$0.32	$2.39	$2.10
Weighted average shares outstanding:
Basic	105,730	112,019	108,232	115,377
Diluted	106,832	112,786	109,139	116,077

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	January 1, 2023	January 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$293,233	$245,287
Accounts receivable, net	16,108	21,574
Inventories	310,545	265,387
Prepaid expenses and other current assets	53,918	35,468
Total current assets	673,804	567,716
Property and equipment, net of accumulated depreciation	722,241	716,029
Operating lease assets, net	1,106,524	1,072,019
Intangible assets, net of accumulated amortization	184,960	184,960
Goodwill	368,878	368,878
Other assets	13,973	13,513
Total assets	$3,070,380	$2,923,115
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$172,904	$145,901
Accrued liabilities	151,306	155,996
Accrued salaries and benefits	61,574	58,743
Current portion of operating lease liabilities	135,584	151,755
Current portion of finance lease liabilities	1,012	1,078
Total current liabilities	522,380	513,473
Long-term operating lease liabilities	1,145,173	1,095,909
Long-term debt and finance lease liabilities	258,902	259,656
Other long-term liabilities	36,340	36,306
Deferred income tax liability	61,123	57,895
Total liabilities	2,023,918	1,963,239
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 105,072,756 shares issued and outstanding, January 1, 2023; 111,114,374 shares issued and outstanding, January 2, 2022	105	111
Additional paid-in capital	726,345	704,701
Accumulated other comprehensive income (loss)	—	(3,758)
Retained earnings	320,012	258,822
Total stockholders' equity	1,046,462	959,876
Total liabilities and stockholders' equity	$3,070,380	$2,923,115

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fifty-Two Weeks Ended
	January 1, 2023	January 2, 2022
Operating activities
Net income	$261,164	$244,157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	127,067	125,541
Operating lease asset amortization	117,315	108,517
Store closure and other costs, net	8,066	4,762
Share-based compensation	16,603	15,883
Deferred income taxes	3,228	(178)
Other non-cash items	672	1,167
Changes in operating assets and liabilities:
Accounts receivable	13,381	16,928
Inventories	(45,158)	(11,417)
Prepaid expenses and other current assets	(18,467)	(5,879)
Other assets	2,039	(1,782)
Accounts payable	13,362	4,523
Accrued liabilities	5,416	610
Accrued salaries and benefits	2,831	(17,951)
Operating lease liabilities	(132,889)	(120,483)
Other long-term liabilities	(3,301)	401
Cash flows from operating activities	371,329	364,799
Investing activities
Purchases of property and equipment	(124,010)	(102,378)
Cash flows used in investing activities	(124,010)	(102,378)
Financing activities
Proceeds from revolving credit facilities	62,500	—
Payments on revolving credit facilities	(62,500)	—
Payments on finance lease liabilities	(819)	(685)
Payments of deferred financing costs	(3,373)	—
Repurchase of common stock	(199,980)	(188,343)
Proceeds from exercise of stock options	5,041	2,170
Cash flows used in financing activities	(199,131)	(186,858)
Increase in cash, cash equivalents, and restricted cash	48,188	75,563
Cash, cash equivalents, and restricted cash at beginning of the period	247,004	171,441
Cash, cash equivalents, and restricted cash at the end of the period	$295,192	$247,004

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA and EBIT. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA to net income for the thirteen and fifty-two weeks ended January 1, 2023 and January 2, 2022:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Net income	$45,120	$36,228	$261,164	$244,157
Income tax provision	15,351	12,311	88,149	78,235
Interest expense, net	1,399	2,844	9,047	11,684
Earnings before interest and taxes (EBIT)	61,870	51,383	358,360	334,076
Depreciation, amortization and accretion	31,010	31,119	127,067	125,541
EBITDA	$92,880	$82,502	$485,427	$459,617

###

Source: Sprouts Farmers Market, Inc

Phoenix, AZ

3/2/23